As filed with the Securities and Exchange Commission on July 28, 2005
                                                   Registration No. 333-125865
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ____________________

                        POST-EFFECTIVE AMENDMENT NO.1
                                     To
                                  Form S-3
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                            ____________________


Independence Community Bank Corp.           Delaware            11-3387931
_________________________________   _____________________   ___________________
(Exact name of registrant              (State or other       (I.R.S. Employer
as specified in its charter)           jurisdiction of      Identification No.)
                                       incorporation or
                                       organization)


                                                  Alan H. Fishman
                                                   President and
                                              Chief Executive Officer
                                          Independence Community Bank Corp.
         195 Montague Street                    195 Montague Street
      Brooklyn, New York  11201               Brooklyn, New York 11201
           (718) 722-5300                         (718) 722-5300
  __________________________________   _______________________________________
  (Address, including zip code, and    (Name, address and telephone number,
  telephone number,including area      including area code, of agent for
  code, of registrants' principal      service)
  executive offices)


                                     Copy to:

          Philip R. Bevan, Esq.                     Lee A. Meyerson, Esq.
  Elias, Matz, Tiernan & Herrick L.L.P.        Simpson Thacher & Bartlett LLP
         734 15th Street, N.W.                      425 Lexington Avenue
        Washington, D.C. 20005                     New York, New York 10017
            (202) 347-0300                              (212) 457-2000



     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box.[_]

                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                          Proposed    Proposed
                                          Maximum     Maximum
                              Amount      Offering    Aggregate    Amount of
Titles in Each Class of       to be       Price Per   Offering     Registration
Securities to be Registered   Registered  Unit(1)     Price(1)(2)  Fee
___________________________   __________  _________   ___________  ____________
Senior Notes, Subordinated
Notes and Junior Subordinated
Debt Securities (collectively,
"Debt Securities") (3)(4)(5)
Common Stock(6)
Preferred Stock(6)(7)
Depositary Shares(8)
Warrants(4)(9)
Stock Purchase Contracts(10)
Stock Purchase Units(11)
Units (12) and, together
with the Debt Securities,
Common Stock,
Preferred Stock, Depositary
Shares,
Warrants, Stock Purchase
Contract and Stock
Purchase Units (the
"Securities")(13).............$750,000,000   100%  $750,000,000   $88,275.00(14)
________________________________________________________________________________

                                                   (footnotes on next page)

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

===============================================================


(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.
      Securities registered hereby may be sold separately or together with other securities registered hereby.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt
      Securities denominated in a currency other than U.S.
      dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S.
      dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.

(4)   The Debt Securities to be offered hereunder or Debt
      Securities purchasable upon exercise of Warrants to purchase Debt Securities offered hereunder will consist of one or more series of Senior Notes or Subordinated Notes, or both, as more fully described herein.

(5)   Shares of Common Stock, Preferred Stock or Depositary
      Shares may be issuable upon the conversion of the Debt Securities registered hereby. No separate consideration will be received for such Common Stock, Preferred Stock or Depositary Shares.

(6) Such indeterminate number of shares of Common Stock or Preferred Stock, as may be issued from time to time at indeterminate prices. An indeterminate number of shares of Common Stock or Preferred Stock may also be issued upon settlement of Stock Purchase
      Contracts or Stock Purchase Units.

(7) Shares of Common Stock may be issuable upon the conversion of shares of Preferred Stock registered hereby. No separate consideration will be received for such shares of Common Stock.

(8) An indeterminate number of Depositary Shares may also be issued upon settlement of Stock Purchase Contracts or Stock Purchase Units.

(9)   Warrants will represent rights to purchase Debt
      Securities, Common Stock or Preferred Stock registered hereby. Because the Warrants will provide a right only to purchase such Securities offered hereunder, no additional registration fee is required.

(10) Subject to Note (13), there is registered hereunder an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares.
      No separate consideration will be received for such Stock Purchase Contracts.

(11) Subject to Note (13), there is registered hereunder an indeterminate number of Stock Purchase Units.
      Each Stock Purchase Unit consists of (a) one or more
      Stock Purchase Contracts, under which the holder, upon settlement will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and (b) a beneficial interest in debt securities or debt obligations of third parties, including U.S. Treasury
      Securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(12) Subject to Note (13), there is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time.


(13) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, Registrant may issue such higher principal amount as may be sold for an initial public offering price of up to $750,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14)  Previously paid.



                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. List of Exhibits.

     Exhibit
     Number                      Description
     _______     _____________________________________________

     1.1 Form of Underwriting Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.2 Form of Underwriting Agreement with respect to the Common Stock (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.3 Form of Underwriting Agreement with respect to the Preferred Stock (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.4 Form of Distribution Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     3.1 Certificate of Incorporation of Independence (incorporated by reference from the Form S-1 Registration Statement (No. 333-30757) filed by Independence with the SEC on July 3, 1997).

     3.2      Bylaws of Independence (incorporated by reference to
              the Quarterly Report on Form   10-Q for the quarter
              ended September 30, 2002 filed by Independence on November 14, 2002).

     3.3(ii)  Amendment to Certificate of Incorporation of
              Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2004 filed by Independence with the SEC on November 8, 2004).

     *4.3     Form of Indenture for Senior Debt.

     *4.4     Form of Indenture for Subordinated Debt.

     *4.5     Form of Senior Debt Security (included as part of
              Exhibit 4.3).

     *4.6     Form of Subordinated Debt Security (included as part of
              Exhibit 4.4).

      4.7     Form of Warrant Agreement (to be filed
              subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

      4.8 Form of Warrant Certificate (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

      4.9 Form of Certificate of Designation (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.10     Form of Deposit Agreement (to be filed
              subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.11     Form of Depositary Receipt (to be filed
              subsequently by Form 8-K or by post-effective amendment to the Registration Statement).





                                       II-1



     *5.1     Opinion and consent of Elias, Matz, Tiernan &
              Herrick L.L.P. to the legality of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
              Warrants, Stock Purchase Contracts and Stock Purchase Units to be issued by Independence.

      8.1     Opinion and consent of Elias, Matz, Tiernan &
              Herrick L.L.P. as to the federal income tax consequences of the Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

    *12.1     Computation of ratios of earnings to fixed charges.

    *23.1     Consent of Ernst & Young LLP

    *23.2     Consent of Elias, Matz, Tiernan & Herrick L.L.P.
              (included as part of Exhibits 5.1 and 8.1).

    *24.1 Power of attorney for directors and officers of Independence Community Bank Corp. (included in the signature page to this registration statement).

   **24.2     Power of attorney for David L. Hinds.

   **25.1     Forms T-1 Statement of Eligibility of the
              Trustee to act as Senior Trustee and Subordinated
              Trustee under the Senior Indenture and the Subordinated Indenture, respectively.

____________________
*   Previously filed.
**  Filed herewith.

























                                       II-2


                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on this 28th day of July 2005.

                              INDEPENDENCE COMMUNITY BANK CORP.

                              By:/s/Alan H. Fishman
                                 _____________________________
                                 Alan H. Fishman, President
                                   and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/Charles J. Hamm                 *          July 28, 2005
____________________________________
Charles J. Hamm
Chairman of the Board


/s/Harry P. Doherty                *          July 28, 2005
____________________________________
Harry P. Doherty
Vice Chairman of the Board


/s/Donald M. Karp                  *          July 28, 2005
____________________________________
Donald M. Karp
Vice Chairman of the Board


/s/Victor M. Richel                *          July 28, 2005
____________________________________
Victor M. Richel
Vice Chairman of the Board


/s/Alan H. Fishman                            July 28, 2005
____________________________________
Alan H. Fishman
President and Chief Executive Officer
(principal executive officer)


/s/Frank W. Baier                             July 28, 2005
____________________________________
Frank W. Baier
Executive Vice President, Chief Financial
 Officer and Treasurer (principal financial
 and accounting officer)


/s/Willard N. Archie               *          July 28, 2005
____________________________________
Willard N. Archie
Director

/s/Robert B. Catell                *          July 28, 2005
____________________________________
Robert B. Catell
Director

/s/Rohit M. Desai                  *          July 28, 2005
____________________________________
Rohit M. Desai
Director



                                       II-3



/s/Chaim Y. Edelstein              *          July 28, 2005
____________________________________
Chaim Y. Edelstein
Director

/s/Scott M. Hand                   *          July 28, 2005
____________________________________
Scott M. Hand
Director

/s/David L. Hinds                             July 28, 2005
____________________________________
David L. Hinds
Director

/s/Dennis P. Kelleher              *          July 28, 2005
____________________________________
Dennis P. Kelleher
Director

/s/John R. Morris                  *          July 28, 2005
____________________________________
John R. Morris
Director

/s/Maria Fiorini Ramirez           *          July 28, 2005
____________________________________
Maria Fiorini Ramirez
Director

/s/Allan Weissglass                *          July 28, 2005
____________________________________
Allan Weissglass
Director


*Executed by John K. Schnock pursuant to previously granted power of attorney.




















                                       II-4




     Exhibit
     Number                      Description
     _______    _____________________________________________

     1.1 Form of Underwriting Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.2 Form of Underwriting Agreement with respect to the Common Stock (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.3 Form of Underwriting Agreement with respect to the Preferred Stock (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration
              Statement).

     1.4 Form of Distribution Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     3.1 Certificate of Incorporation of Independence (incorporated by reference from the Form S-1 Registration Statement (No. 333-30757) filed by Independence with the SEC on July 3, 1997).

     3.2 Bylaws of Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by Independence on November 14, 2002).

     3.3(ii)  Amendment to Certificate of Incorporation of
              Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2004 filed by Independence with the SEC on November 8, 2004).

    *4.3      Form of Indenture for Senior Debt.

    *4.4      Form of Indenture for Subordinated Debt.

    *4.5      Form of Senior Debt Security (included as part of Exhibit 4.3).

    *4.6      Form of Subordinated Debt Security (included as part of
              Exhibit 4.4).

     4.7 Form of Warrant Agreement (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.8 Form of Warrant Certificate (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.9 Form of Certificate of Designation (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.10 Form of Deposit Agreement (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     4.11 Form of Depositary Receipt (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).

     *5.1 Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. to the legality of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Units to be issued by Independence.

      8.1 Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to the federal income tax consequences of the Securities (to be filed subsequently by Form 8-K or by post-effective amendment to the Registration Statement).


     *12.1    Computation of ratios of earnings to fixed charges.

     *23.1    Consent of Ernst & Young LLP

     *23.2    Consent of Elias, Matz, Tiernan & Herrick L.L.P.
              (included as part of Exhibits 5.1 and 8.1).

     *24.1 Power of attorney for directors and officers of Independence Community Bank Corp. (included in the signature page to this registration statement).

    **24.2    Power of attorney for David L. Hinds.

    **25.1    Forms T-1 Statement of Eligibility of the
              Trustee to act as Senior Trustee and Subordinated
              Trustee under the Senior Indenture and the Subordinated Indenture, respectively (to be filed subsequently by Form 8-K).

____________________
*   Previously filed.
**  Filed herewith.